                                                                         EXHIBIT 3.3

                              ARTICLES OF AMENDMENT

         (Pursuant to Sections 607.0601 of the Business Corporation Act
                            of the State of Florida)

         High Speed Net Solutions, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

         1. The name of the corporation is High Speed Net Solutions, Inc.

         2. The terms and  provisions of Statement Of Rights and  Preferences of
8% Series A Convertible Preferred Stock have been duly approved by written consent of the board of directors of the Corporation pursuant to Section 607.601 of the Florida General Corporation Act.

         3. The text of the resolution establishing and designating the 8%
Series A Convertible Preferred Stock, and fixing and determining the relative rights and preferences of the 8% Series A Convertible Preferred Stock is
attached hereto as EXHIBIT A.

         IN WITNESS WHEREOF, the Corporation has caused this statement relating to the Statement of Rights and Preferences of 8% Series A Convertible Preferred
Stock to be executed in its name and on its behalf by its President and attested to by its Secretary this 24th day of February, 2000, hereby declaring and certifying that this is the act and deed of the Corporation and that the statements contained herein are affirmed as true under penalties of perjury.

                                        HIGH SPEED NET SOLUTIONS, INC.
[CORPORATE SEAL]
                                        By: /s/ Andrew Fox
ATTEST:                                     Andrew Fox, Acting President
By: /s/ Alan Kleinmaier
    Alan Kleinmaier, Secretary

                                                       Exhibit A to Exhibit 3.3

                                    EXHIBIT A

                                 WRITTEN CONSENT
                            OF THE BOARD OF DIRECTORS
                                       OF
                         HIGH SPEED NET SOLUTIONS, INC.

         The undersigned, being all of the Directors of High Speed Net
Solutions, Inc., a Florida corporation, (the "Corporation"), do hereby adopt the following resolutions by signing their written consent hereto, which action by written consent is taken in lieu of holding a special meeting of the Board of
Directors of the Corporation:

                      APPROVAL OF THE ARTICLES OF AMENDMENT

         WHEREAS, the Directors of the Corporation have been presented with the form of a Statement of Rights and Preferences of the 8% Series A Convertible
Preferred Stock (the "Statement"), a copy of which is attached hereto which describes the terms of the 8% Series A Convertible Preferred Stock; and

         WHEREAS,  the Directors of the Corporation believe that the adoption of the Statement is in the best interests of the Corporation;

         NOW, THEREFORE, BE IT RESOLVED, that the Statement be, and hereby is, approved and adopted in the form attached hereto; and

         RESOLVED, FURTHER, that the officers of the Corporation be, and hereby are, authorized to execute a Statement of Rights of Preferred Stock of the
Corporation and to file such Certificate with the Department of State of the
State of Florida as is required by the Florida General Corporation Act.

         These actions and resolutions are effective as of the 24th day of
February, 2000. This written consent may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

----------------------------------          ----------------------------------
Rick Seifert                                William Bradford Silvernail

----------------------------------          ----------------------------------
Andrew Fox                                  Dr. Bjorn Jawerth

                              ALL OF THE DIRECTORS

                   STATEMENT OF RIGHTS AND PREFERENCES OF THE
                     8% SERIES A CONVERTIBLE PREFERRED STOCK
                        OF HIGH SPEED NET SOLUTIONS, INC.

1.       NUMBER AND DESIGNATION. A series consisting initially of Ten Thousand
         (10,000) shares of the authorized preferred stock of the corporation, no par value, is designated "8% Series A Convertible Preferred Stock"
         (the "Series A Preferred Stock"). The number of shares of Series A
         Preferred Stock shall not be increased but may be decreased from time to time by resolution of the Board of Directors; PROVIDED, that the number of authorized shares of Series A Preferred Stock shall be increased by the number of shares of Series A Preferred Stock issued in respect of dividends pursuant to Section 3(b) hereof.

2.       RANKING. For purposes of this Statement of Rights and Preferences, any stock of any class or classes of the corporation shall be deemed to rank:

                  (a) prior to the Series A Preferred Stock, either as to
         dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the corporation, as the case may be, in preference or priority to the holders of Series A Preferred Stock (such stock is hereinafter referred to as "Senior Stock");

                  (b) on a parity with Series A Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, shall be different from those of
         Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of Series A Preferred Stock
         (such stock is hereinafter referred to as "Parity Stock"); or

                  (c) junior to Series A Preferred Stock, either as to dividends or upon liquidation, if such class shall be the common stock, $.001 par value, of the corporation (the "Common Stock") or if the holders of
         Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the corporation, as the case may be, in preference or priority to the holders of shares of such class or classes (such stock is hereinafter referred to as "Junior Stock").

3.       DIVIDEND AND DISTRIBUTIONS.

                  (a) For each semi-annual dividend period (a "Dividend Period")
         dividends payable on each share of Series A Preferred Stock shall be payable at a rate of 8% per annum of the initial liquidation preference of $1,000 per share divided by two. Each Dividend Period shall commence on the April 1 and October 1 following the last day of the preceding
         Dividend Period and shall end on and include the day next preceding the first day of the next Dividend Period. Dividends shall be cumulative from the date of original issue and shall be payable, when, as and if declared by the Board of Directors or by a duly authorized committee thereof, on March 31 and September 30 of each year, commencing on
         September 30, 2000. Each such dividend shall be paid to the holders of record of shares of Series A Preferred Stock as they appear on the stock register of the corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the corporation or by a duly authorized committee thereof. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding
         45 days preceding the payment date thereof, as may be fixed by the
         Board of Directors of the corporation or by a duly authorized committee thereof.

                  (b) Dividends payable on shares of Series A Preferred Stock for any period greater or less than a full Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period.
         Notwithstanding paragraph (a) of this Section 3, any dividends payable on the shares of Series A Preferred Stock may be paid in additional shares of Series A Preferred Stock at the option of the corporation.
         The corporation shall pay such dividend by issuing to such holder of
         Series A Preferred Stock additional shares of Series A Preferred Stock having an aggregate initial liquidation preference equal to the amount of cash dividends otherwise payable to such holder.

                  (c) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the
         Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of Series
         A Preferred Stock and any other series of Parity Stock, all dividends declared upon shares of this Series and such other series of Parity
         Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other
         Parity Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A
         Preferred Stock and such other Parity Stock bear to each other. Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series A Preferred
         Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A
         Preferred Stock which may be in arrears.

                  (d) So long as any shares of Series A Preferred Stock are
         outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this series as to dividends and upon liquidation and other than as provided in paragraph (c) of this Section
         3) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the corporation (except by conversion into or exchange for stock of the corporation ranking junior to the Series A Preferred
         Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Series A
         Preferred Stock shall have been paid in cash or shares of Series A
         Preferred Stock or declared and set aside for payment for all past
         Dividend Periods.

4.       VOTING RIGHTS.

                  (a) Except as otherwise expressly provided herein or as
         required by law, the holders of each share of Series A Preferred Stock shall not be entitled to vote on matters submitted to shareholders for voting. However, the approval of holders of a majority of the outstanding shares of Series A Preferred Stock shall be required prior to the corporation's issuing any shares of a class of preferred stock that ranks senior to the Series A Preferred Stock. The corporation may not amend or alter any provision of this Statement of Rights and
         Preferences without the approval of the holders of a majority of the outstanding Series A Preferred Stock.

5.       RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is equal to the Liquidation
         Preference on the date of conversion divided by $14.24, as adjusted pursuant to Section 5(e) below (the "Conversion Price").

                  (a) MECHANICS OF CONVERSION. To convert shares of Series A
         Preferred Stock into shares of Common Stock, the holder of such shares of Series A Preferred Stock shall (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such stock, (B) give written notice to the corporation at such office that it elects to convert the same, and (C)
         state therein the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued. The corporation shall, as soon as practicable thereafter and at its expense, issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A
         Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (b) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The
         corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, free of preemptive rights, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common
         Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of
         Incorporation.

                  (c) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock.
         All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.
         If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the same fraction of the fair market value per share as of the date of conversion.

                  (d) NO IMPAIRMENT. The corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, including without limitation the adjustments required under this Section 5, and will at all times in good faith assist in the carrying out of all the provisions of this
         Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of
         Series A Preferred Stock set forth in this Section 5 against impairment.

                   (e) ADJUSTMENT TO CONVERSION PRICE. The Conversion Price
        shall be adjusted as follows:

                           (i) If, at any time during the period when the Series
                  A Preferred Stock remains outstanding, the corporation shall declare and pay on shares of Common Stock a dividend payable in shares of Common Stock or shall split the then outstanding shares of Common Stock into a greater number of shares, then the number of shares of Common Stock which the holders of the
                  Series A Preferred Stock would receive upon conversion
                  thereof, as in effect at the time of taking of a record for such dividend or at the time of such stock split, shall be proportionately increased and the Conversion Price shall be proportionately decreased, and conversely, if at any time the corporation shall contract or reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then the number of shares which may be
                  purchased upon the conversion of the Series A Preferred Stock at the time of such action shall be proportionately decreased as of such time, and the Conversion Price shall be
                  proportionately increased.

                           (ii) Whenever the Conversion Price shall be adjusted
                  as provided in this Section 5(e), the corporation shall as soon as practicable thereafter file at its principal office, a statement signed by its Chief Financial Officer, showing in reasonable detail the basis for such adjustment and the actual
                  Conversion Price that shall be in effect after such adjustment and shall cause a copy of such statement to be sent to the holders of the Series A Preferred Stock at their addresses on the books and records of the corporation.

                  (f) CHANGES IN COMMON STOCK. In case at any time the
         corporation shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the corporation's assets, charter amendment, recapitalization or reclassification of the Common Stock) in connection with which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the corporation or capital stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "Transaction"), then, as a condition of the consummation of the
         Transaction, lawful, enforceable and adequate provision shall be made so that the holders of Series A Preferred Stock shall be entitled to receive upon conversion of their shares of Series A Preferred Stock at any time on or after the consummation of the Transaction, in lieu of the shares of Common Stock issuable upon such conversion prior to such consummation, the securities or other property (including cash) to which such holders of Series A Preferred Stock would have been entitled upon consummation of the Transaction if such holders had converted their shares of Series A Preferred Stock immediately prior thereto
         (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section
         5). The corporation will not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the corporation) which may be required to deliver any securities or other property upon the conversion of Series A Preferred Stock as provided herein shall assume, by written instrument delivered to the holders of
         Series A Preferred Stock, the obligation to deliver to such holders such securities or other property as in accordance with the foregoing provisions such holders may be entitled to receive.

                  (g) OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the corporation shall take any action affecting the Common Stock, other than an action described in Section 5(f)
         hereof, then, unless in the opinion of the Board of Directors of the corporation such action will not have a material adverse effect upon the rights of the holders of Series A Preferred Stock (taking into consideration, if necessary, any prior actions which the Board of
         Directors deemed not to materially adversely affect the rights of the holders), the conversion formula set forth in Section 5(a) shall be adjusted in such manner and at such time as the Board of Directors of the corporation may in good faith determine to be equitable in the circumstances.

                  (h) Any shares of Series A Preferred Stock which shall at any time have been converted pursuant to this Section 5 shall, after such conversion, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

6.       LIQUIDATION PREFERENCE.

                  (a) SERIES A PREFERRED STOCK. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of any stock ranking junior to the Series A Preferred Stock, an amount equal to $1,000 per share plus the amount of accrued and unpaid dividends thereon (the "Liquidation Preference")(such Liquidation Preference to be adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to shares of the Series A Preferred
         Stock). Upon the occurrence of any such liquidation, dissolution or winding up of the corporation, the funds and assets of the corporation shall be used first to repay all indebtedness and other obligations, then to pay the liquidation preferences of any Senior Stock and then to pay the liquidation preferences of Series A Preferred Stock and Parity
         Stock. If the assets and funds to be distributed among the holders of the Series A Preferred Stock and the holders of Parity Stock shall be insufficient to permit the payment to such holders of the full liquidation preference, then the entire assets and funds of the corporation legally available for distribution (after payment of any amounts due and owing to holders of any Senior Stock) shall be distributed ratably among the holders of Series A Preferred Stock and any Parity Stock based upon the relative liquidation preferences of the
         Series A Preferred Stock and shares of Parity Stock then held by them.

         Any funds or assets legally available for distribution after payment in full of the liquidation preferences of the Series A Preferred Stock and any Parity Stock shall be distributed among the holders of Junior Stock in accordance with the liquidation rights of the Junior Stock.

                  (b) CONSOLIDATION, MERGER, ETC. NOT A LIQUIDATION. The
         consolidation or merger of the corporation with or into any other entity, the acquisition of the capital stock of the corporation in a share exchange or the sale, lease or other disposition of all or substantially all of the assets, property or business of the corporation shall not be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Section 6.

                  (c) VALUATION OF SECURITIES. Any securities to be distributed pursuant to this Section 6 in a liquidation, dissolution or winding up of the corporation shall be the fair market value thereof, as determined in good faith by the Board of Directors of the corporation.

                  (d) NOTICE. Written notice (the "Notice") of any such
         liquidation, dissolution or winding up of the corporation within the meaning of this Section 6, which states the payment date, the place where said payments shall be made and the date on which conversion rights (as defined in Section 5) terminate as to such shares (which shall be not less than 20 days after the date such notice is given), shall be given by first class mail, postage prepaid, or by telecopy, facsimile or recognized overnight courier, not less than 30 nor more than 60 days prior to the payment date stated therein, to the then holders of record of Series A Preferred Stock and Common Stock, such
         Notice to be addressed to each such holder at its address as shown on the records of the corporation.

7.       REDEMPTION RIGHTS.

                  (a) The corporation shall have the right at any time after
         March 1, 2002 to redeem, out of funds legally available therefor, any outstanding shares of Series A Preferred Stock, in whole or in part, for a redemption price equal to the Liquidation Preference per share of the Series A Preferred Stock (calculated as if the corporation liquidated on the date of redemption).

                  (b) In the event that fewer than all the outstanding Series A
         Preferred Stock are to be redeemed, except as otherwise provided by law, the number of shares to be redeemed shall be determined by the
         Board and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board or by any other method as may be determined by the Board in its sole discretion to be equitable.

                  (c) In the event the corporation shall redeem shares of Series
         A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state:
         (i) the redemption date; (ii) the number of shares of Series A
         Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

                  (d) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the corporation in providing money for the payment of the redemption price), the redeemed shares of Series A Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (e) Any shares of Series A Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.